Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Spectrum Organic Products, Inc.
Petaluma, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 7, 2000, relating to the financial statements of Spectrum Organic Products, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/  BDO Seidman, LLP
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BDO SEIDMAN, LLP
San Francisco, California
July 19, 2000